UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2007, IDT Corporation (the “Registrant”) and 520 Broad Street Associates, L.L.C. (the “Seller”) entered into a Sale Agreement (the “Agreement”) for the purchase of the Registrant’s main office building located at 520 Broad Street, Newark, New Jersey, 07102 (the “Premises”) in exchange for approximately $22,821,000 in cash and the assumption of the remainder of the existing mortgage on the Premises in the approximate amount of $27,179,000 for a total purchase price of $50,000,000. On October 17, 2007, the Registrant and the Seller entered into an Amendment to the Agreement which extended the date by which the Registrant had the unilateral right, in its sole discretion, to terminate the Agreement for any reason. On November 7, 2007, the Agreement was further amended, providing, among other things, that, subject to limited rights of termination, the Agreement is binding on the Registrant.

The purchase is subject to certain customary conditions and contingencies. The parties expect the closing of the sale to occur during the current fiscal quarter of the Registrant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
Exhibit 10.1	Agreement of Sale between Seller and Registrant, dated September 19, 2007 and amended October 17, 2007 and November 7, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ James A. Courter
Name:	James A. Courter
Title:	Chief Executive Officer

Dated: November 9, 2007

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement of Sale between Seller and Registrant, dated September 19, 2007 and amended October 17, 2007 and November 7, 2007.

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